UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2010

MERIDIAN INTERSTATE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-33898	20-4652200
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

10 Meridian Street, East Boston, Massachusetts	02128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 567-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of business acquired.

As reflected by paragraph (a) of Item 9.01 of the Form 8-K filed on January 8, 2010 (the “Initial Form 8-K”), the attached financial information was omitted from the disclosure contained in the Initial Form 8-K. Attached hereto as Exhibit 99.2  is the audited consolidated balance sheets of Mt. Washington Cooperative Bank as of June 30, 2009 and 2008 and the related audited consolidated statements of operations, changes in surplus and statements of cash flows for each of the two years in the period ended June 30, 2009. Attached hereto as Exhibit 99.3 are the unaudited consolidated balance sheet of Mt. Washington Cooperative Bank as of December 31, 2009 and the related audited consolidated statements of operations and statements of cash flows for the three and six months ended December 31, 2009 and 2008.

(b)	Pro forma financial information.

As reflected by paragraph (b) of Item 9.01 of the Initial Form 8-K, the attached financial information was omitted from the disclosure contained in the Initial Form 8-K. Attached hereto as Exhibit 99.4 is the required unaudited pro forma financial information of Meridian Interstate Bancorp, Inc. as of December 31, 2009 and 2008 and for the three months and years ended December 31, 2009 and 2008.

(d)	Exhibits.

Exhibit No.	Description

99.2	Audited consolidated financial statements of Mt. Washington Cooperative Bank as of June 30, 2009 and 2008

99.3	Unaudited consolidated financial statements of Mt. Washington Cooperative Bank at and for the six months ended December 31, 2009 and 2008.

99.4	Unaudited pro forma combined financial statements of Meridian Interstate Bancorp, Inc. at and for the years ended December 31, 2009 and 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERIDIAN INTERSTATE BANCORP, INC.

DATE: March 22, 2010	By:	/s/ Richard J. Gavegnano
Richard J. Gavegnano
Chairman and Chief Executive Officer